LEASE AGREEMENT


     LEASE AGREEMENT, entered into this day of , 1996, by and between AM- PAC INTERNATIONAL, INC., a Nevada corporation (hereinafter referred to as "AM-PAC"), and T&P INVESTMENTS, INC., a Florida corporation (hereinafter referred to as "T&P").

                                    RECITALS

     WHEREAS,  T&P is  engaged  in the  operation,  and  owns  various  personal
property,   licenses  and  other  rights   utilized  in  the  operation,   of  a
restaurant/club in Orlando, Florida known as the "Frat House;"

     WHEREAS, AM-PAC, T&P and Thomas Sweeney, the sole shareholder of T&P ("Sweeney"), previously entered into an Exchange Agreement (the "Exchange Agreement") pursuant to which AM-PAC agreed to acquire from Sweeney, and Sweeney agreed to convey to AM-PAC, 100% of the stock of T&P in exchange for stock of AM-PAC;

     WHEREAS,  Sweeney  and T&P were  unable to satisfy  various  covenants  and
obligations  under  the  Exchange  Agreement  and,  accordingly,   the  Exchange
Agreement was terminated; and

     WHEREAS, AM-PAC desires to lease from T&P, and T&P desires to lease to AM-PAC, all personal property and intangible rights and licenses utilized in the operation of the Frat House in order that AM-PAC may carry on the operations of the Frat House for a period of two years after which time AM-PAC shall have the right, at its sole option, to acquire all such assets on the terms described herein.

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is agreed as follows:

                                    ARTICLE 1
                         DESCRIPTION OF LEASED PROPERTY

     The property to be leased consists of substantially all personal property, licenses and other intangible rights associated with the operation of the Frat House, which property is described in the attached Schedule.

                                    ARTICLE 2
                                  TERM OF LEASE

     The term of this Lease is for two years commencing on the date first set forth hereinabove.


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                                   ARTICLE 3
                               PAYMENTS BY AM-PAC

     3.01. Percentage Rent. AM-PAC agrees to pay to T&P during each lease year rent in the manner and amount and upon the conditions and at the time set forth in this section as follows:

     (a) Annual rent in an amount equal to one percent (1%) of the gross annual receipts, as defined in subsection (d) of this Section 3.01, but in no event less than $10,000. Rent is payable at the offices of T&P or at such other place as T&P may designate, without any prior demand and without any set-off or deduction whatsoever.

     (b) AM-PAC must pay the sum of $10,000 on or before the last day of each calendar year as advance rent for that year.

     (c) As soon as practicable, but in no event later than one hundred twenty days after the end of each lease year, AM-PAC shall furnish to T&P audited financial statements which show the total gross receipts for the full lease year. If, at the end of any lease year, the total amount of rent paid by AM-PAC was less than the total amount of rent to be paid under Section 3.01(a), AM-PAC shall pay to T&P the amount of this deficiency no later than thirty (30) days after the amount of the deficiency is determined. If, at the end of any lease year, the total amount of rent paid by AM-PAC exceeds the total amount of rent required to be paid under subsection (a) of this Section 3.01, AM-PAC shall receive a credit equivalent to this excess, which AM-PAC may apply to subsequent payments of rent due under this article. If no subsequent payments of rent are due under this article, the amount of credit will be refunded to AM-PAC no later than thirty (30) days after the amount of the credit is determined.

     (d) The term "gross receipts" as used in this section means receipts from gross sales of food and beverages from all operations of the Frat House, whether these sales are evidenced by check, credit, charge account, exchange or otherwise. Gross receipts do not include sales of food or beverage for which cash has been refunded or charge accounts credited as a result of returns of such items. Gross receipts do not include the amount of any sales, use, value added, or gross receipts tax imposed by any federal, state, municipal or other governmental authority directly on sales and collected from customers, provided that the amount of the tax is added to or absorbed in the selling price and paid by AM- PAC. No franchise or capital stock tax and no income or similar tax based on income or profits as such shall be deducted from gross receipts. Each charge or sale on installment or credit is to be treated as a sale for the full price in the month during which the charge or sale is made, irrespective of when AM-PAC receives payment.

     (e) For the purpose of ascertaining the amount payable as rent, AM-PAC agrees to prepare and maintain on the leased premises, for a period of not less than one year following the end of each lease year, adequate records which will show inventories and receipts of merchandise at the Frat House, and daily receipts from all sales and other transactions on or from the Frat House by AM-PAC and any other persons conducting any business at or from the Frat House. AM-PAC shall record at the time of sale, in the presence of the customer, all receipts from sales and other transactions, whether for cash or credit, in a cash register or registers having a cumulative total, which shall be sealed in a manner approved by T&P, and having such other features as shall be approved by T&P. For purposes hereof, the use of cash registers and other similar features


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
utilized by T&P in the operations of the Frat House, which registers or features are leased to AM-PAC hereunder, shall be deemed to satisfy the foregoing requirement. AM-PAC further agrees to maintain on the premises of the Frat House for at least one year following the end of each lease year the gross income, sales, and occupation tax returns with respect to the lease years, and all pertinent original sales records. Pertinent original sales records include all cash register tapes, serially numbered sales slips and credit card records.

     (f) T&P and authorized representatives of T&P have the right to examine the records described in Section 3.01(e) during regular business hours. If, on examination of the books and records of AM-PAC, an error is revealed which results in additional rent due to T&P, then the reasonable costs of the examination must be paid by AM-PAC to T&P. AM-PAC must pay these reasonable costs within thirty (30) days of notification by T&P of the error.

     3.02. Late Payment. Any rental payment not made by AM-PAC within ten (10) days of its due date shall be subject to a late charge of five percent (5%) of the amount not paid when due.

     3.03. Security Deposit. As security for the prompt and full payment of rent and the complete and timely performance of all provisions of this Lease, AM-PAC will deposit with T&P the amount set forth in the attached Schedule as the Security Deposit. If any default occurs in the performance of any covenants in this Lease by AM-PAC, T&P shall have the right, but shall not be obligated, to apply the Security Deposit in order to cure the default. Any such application by T&P shall not be a defense to any action by T&P arising out of the default. On the expiration or earlier termination of this Lease, provided AM-PAC has paid all of the required rent and fully performed all of the other provisions of this Lease, T&P will return to AM-PAC any remaining balance of the Security Deposit.

                                    ARTICLE 4
                                 USE OF PROPERTY

     4.01. Rights of AM-PAC. AM-PAC shall be entitled to the right to the use, operation, possession and control of the leased property during the Lease term, provided AM-PAC is not in default of any provision of the Lease, and subject to any security interest T&P may have given or may give to any third party during the Lease term. Included in the rights granted to AM-PAC hereunder is the right to utilize the name the "Frat House" and any other names which such business may operate under at the time of the execution of this Lease. T&P shall cooperate with AM-PAC in the execution and filing of any documents necessary to transfer to AM-PAC during the term of this Lease any rights to utilize assumed names which the Frat House has operated under and any liquor or other licenses or intangible assets utilized in the operation of the Frat House; provided, however, that, in the event any such assumed name, liquor licenses, other licenses or other intangible property generally associated with the operation of the Frat House cannot, by reason of law or otherwise, be transferred to and used by AM-PAC pursuant to this Lease, such inability to transfer such intangible rights pursuant to this Lease shall not be deemed to be a default by T&P under this Lease provided that T&P cooperates fully and executes such consents and waivers as may be required for AM-PAC to secure on its own behalf such rights and licenses. AM-PAC shall employ and have absolute control, supervision, and responsibility over any operators or users of the property, subject to the restrictions set forth below.


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
     4.02. Duties of AM-PAC. AM-PAC must use the leased property in a careful and proper manner, and agrees not to permit any leased property to be operated or used in violation of any applicable federal, state, or local statute, law, ordinance, rule, or regulation relating to the possession, use, or maintenance of the property. AM-PAC agrees that the leased property will be used in accordance with any applicable vendor's or manufacturer's manuals or instructions, by competent and fully qualified personnel only. AM-PAC agrees to reimburse T&P in full for all damage to the property arising from any misuse or negligent act by AM-PAC, its employees, and its agents. AM-PAC will indemnify and hold T&P harmless from all liabilities, fines, forfeitures, or penalties for violations of any statute, law, ordinance, rule, or regulation of any duly constituted public authority.

     4.03. Commercial Use Limitation. AM-PAC represents and warrants that the leased equipment will be used for commercial or business purposes only.

                                    ARTICLE 5
                      MAINTENANCE, REPAIRS, AND ALTERATIONS
                               PERFORMED BY LESSEE

     5.01. Maintenance and Repairs. AM-PAC shall assume all obligation and liability concerning possession of the property, and for its use, operation, condition, and storage during the lease term. AM-PAC shall, at AM-PAC's expense, maintain the property in good mechanical condition and running order, excepting reasonable wear and tear resulting from the ordinary use of the property. AM-PAC shall at its own expense provide all parts, mechanisms, and devices required to keep the leased property in good repair, condition, and running order. T&P shall not be under any liability or obligation in any manner to provide service, maintenance, repairs, or parts for the leased property.

     5.02. Alterations. Without the prior written consent of T&P, AM-PAC shall not make any alterations, additions or improvements to the equipment, other than those required to keep the property in good condition and running order, as described in Section 5.01.

     5.03. Accession. Any installation, addition, replacement, and substitution of parts or accessories with respect to any item under this Lease shall constitute an accession, and parts and accessories shall become part of the leased property owned by T&P and be subject to the terms of this Lease.

                                    ARTICLE 6
                               OPERATING EXPENSES

     AM-PAC agrees to pay for all expenses of operating the leased property, including but not limited to license fees, registration fees, taxes and all other charges in connection with the operation of the property and of the Frat House.


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
                                    ARTICLE 7
                                      TAXES

     7.01. AM-PAC's Obligation to Pay Taxes. AM-PAC is liable for, and required to pay on or before their due dates, all sales taxes, use taxes, personal property taxes, and any other taxes or governmental charges imposed on the leased property or based on the amount of rent to be paid under this Lease or assessed in connection with this Lease. AM- PAC shall promptly notify T&P and T&P copies of any notices, reports, and inquiries received by AM-PAC from taxing authorities concerning delinquent taxes, fees, charges or other assessments.

     7.02. Taxes Required to be Paid by T&P. If any taxing authority requires that a tax as set forth in Section 7.01 be paid to the taxing authority directly by T&P, AM-PAC shall, on notice from T&P, pay to T&P the amount of the tax, together with the next rent installment.

     7.03. Contested Taxes. AM-PAC shall have the right at AM-PAC's own expense to contest the validity or amount of any tax referred to in Section 7.01 by legal proceedings promptly instituted and diligently conducted. AM-PAC shall pay the tax demanded by the taxing authority before initiating any proceedings. If taxes are reduced or canceled, AM- PAC shall be entitled to the refund for any taxes previously paid by AM-PAC, provided that AM-PAC is not in default under any of the terms and conditions of this Lease.

                                    ARTICLE 8
                      T&P'S RIGHT OF INSPECTION AND REPAIR

     It is agreed that T&P, at its discretion during AM-PAC's regular business hours, and with two days' prior notice to AM-PAC, has the right to enter the premises where the leased property is located or operated, for the purpose of inspecting the property in order to make a determination of its condition and manner of use. If any property covered by this Lease is not being properly maintained or utilized according to the provisions of this Lease, T&P has the right, but not the obligation, to have it repaired or maintained at a service facility at the expense of AM-PAC.

                                    ARTICLE 9
                                    OWNERSHIP

     9.01. No Sale or Security Interest Intended. This Agreement constitutes a Lease of the property described in the attached Schedule and not a sale or the creation of a security interest. T&P shall at all times retain sole ownership and title of the leased property, and AM-PAC shall not have or at any time acquire any right, title, equity, or other interest in the property, except the right to possession and use as provided for in this Agreement.

     9.02. Identification Markings. T&P shall have the right to place and maintain on the exterior or interior of each piece of property an inscription indicating T&P's ownership of such property. If this Lease is assigned by T&P, the assignee shall have the same right. AM-PAC shall not remove, obscure, deface, or obliterate the inscription or permit any other person to do so.

     9.03. Return of Property at Termination of Lease. Upon the termination of this Lease, AM-PAC shall turn-over to T&P, or T&P's assignee, possession of all property leased hereunder including all documents of title, if any, and shall execute such assignments, releases, consents, waivers and other documents as shall be necessary to evidence the ongoing ownership of all tangible and intangible property rights leased hereunder.


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
                                   ARTICLE 10
                                    INSURANCE

     10.01. AM-PAC's Obligation to Insure. AM-PAC agrees at its own cost and expense to maintain in full force and effect insurance against loss, theft, damage, or destruction of the leased property in an amount not less than the full replacement cost of such property at the time of this Lease. Lessee also agrees to carry public liability and property damage insurance issued by companies satisfactory to T&P, insuring the interests of T&P, AM-PAC, and their authorized agents and employees in amounts consistent with industry practice.

     10.02. Insurance Certificate. AM-PAC agrees to have the insurer furnish to T&P, no later than five days prior to the date on which the property is delivered to AM-PAC and no later than five days prior to the expiration date of any existing insurance, a certificate evidencing the insurance coverage required under Section 10.1. The insurance policy must provide that the insurer will not cancel or materially modify the insurance except on 30 days' advance written notice to T&P. If AM-PAC fails to procure, maintain or renew the insurance required under Section 10.1, such failure on AM-PAC's part shall constitute a default. T&P may, but is not obligated to, obtain insurance for AM-PAC and for the account of AM-PAC without prejudice to any other rights T&P may have under this Lease.

         10.03. Excess Liability Indemnity. AM-PAC agrees to indemnify and hold T&P, its agents, and employees harmless from all loss, liability, and expense, including reasonable attorney's fees, in excess of the limits of liability insurance for bodily injury, death, or property damage caused by or arising out of the ownership, maintenance, use, or operation of the leased property, as provided for in this Article. AM-PAC further agrees to indemnify and hold harmless T&P, its agents, and employees from and against loss, liability, and expense, including reasonable attorney's fees, because of AM-PAC's failure to comply with any terms, provisions, and conditions of any insurance policy insuring T&P and AM-PAC or because of AM-PAC's failure to comply with the terms and provisions of this Article.

                                   ARTICLE 11
                          INDEMNIFICATION AND LIABILITY

     11.01. Risk of Liability Assumed by AM-PAC. AM-PAC assumes all risk and liability for the loss of or damage to the leased property, for the death of or injury to any person or property of another, and for all other risks and liabilities arising from the use, operation, condition, possession, or storage of the leased property. Nothing in this Lease shall authorize AM-PAC or any other person to operate any of the property so as to impose any liability or other obligation on T&P.

     11.02. AM-PAC's Duty to Indemnify. AM-PAC agrees to indemnify, defend, and hold harmless T&P, its agents, and employees from all claims, loss, or damage T&P may sustain for any of the following reasons:


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
     (a) Loss of, or damage to, any leased property by any cause.

     (b) Injury to, or death of, any person, including but not limited to agents or employees of AM-PAC.

     (c) Damage to any property arising from the use, possession, selection, delivery, return, condition, or operation of any leased property.

     AM-PAC shall reimburse T&P for all expenses, losses, liabilities, fines, penalties, and claims of every type, including reasonable attorney's fees, imposed on or incurred by T&P by AM-PAC's use or operation of any leased property, or because of the failure by AM- PAC to perform any of the Lease terms. AM-PAC shall also pay interest at the legal rate from the day any such payment is made by T&P until the date T&P is reimbursed by AM- PAC.

                                   ARTICLE 12
                    ACCIDENT, LOSS OF, OR DAMAGE TO PROPERTY

     12.01. Notification to T&P. If any property under this Lease is damaged, lost, stolen, or destroyed as a result of its operation, use, maintenance, or possession, AM-PAC shall promptly notify T&P of the occurrence and shall file all necessary accident reports, including those required by law and those required by interested insurance companies.

     12.02. Cooperation in Defense of Claims. AM-PAC and its employees and agents shall cooperate fully with T&P in the investigation and defense of all claims or suits. AM- PAC shall promptly deliver to T&P all papers, notices, and documents served on, or delivered to, AM-PAC or its employees and agents in connection with any claim, suit, action, or proceeding at law or in equity commenced or threatened against AM-PAC or T&P concerning the leased property.

     12.03. Options of T&P. In the event of loss or damage of any kind to any item of leased property, AM-PAC, at the option of T&P, shall:

     (a) Place such property in good repair, condition, and working order; or

     (b) Replace such property with like property in good repair, condition, and working order.

     12.04. Stipulated Loss Value. If any property becomes lost, stolen, destroyed, or damaged beyond repair, AM-PAC shall pay T&P in cash the Stipulated Loss Value as set forth in Schedule, less any net proceeds of insurance received by T&P for loss or damage to the property. Upon such payment, this Lease shall terminate with respect to that item of property, and AM-PAC shall become entitled t the property on an as-is basis, without warranty by T&P, express or implied, for any matter concerning the property.


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
                                   ARTICLE 13
                                   ASSIGNMENT

     13.01. Assignment by T&P. T&P may assign this Lease or any rights under it at any time without AM-PAC's consent, but AM-PAC shall be obligated to any assignee of T&P only after written notice of such assignment from T&P or the assignee. In the event of any assignment, T&P's assignee shall have all of the rights, powers, privileges, and remedies of T&P set forth in this Lease.

     13.02. Assignment or Subletting by AM-PAC. It is agreed that AM-PAC may assign all of the rights and benefits of this Lease, but T&P shall not be obligated to any assignee of AM-PAC unless T&P has given its prior written consent to such assignment.

                                   ARTICLE 14
                       CIRCUMSTANCES CONSTITUTING DEFAULT

     At its option, T&P may by written notice to AM-PAC declare AM-PAC in default on the occurrence of any of the following events:

     (a) Failure by AM-PAC to make rental payments or perform any other of its obligations as set forth in this Lease.

     (b) Expiration or cancellation of any insurance policy to be paid for by AM- PAC as provided for under the terms of this Lease.

     (c) Involuntary transfer of AM-PAC's interest in this Lease by operation of law.

     (d) AM-PAC's assignment of any interest in this Lease that is not authorized by Article 13.

                                   ARTICLE 15
                        RIGHTS, REMEDIES, AND OBLIGATIONS
                                   ON DEFAULT

     15.01. T&P's Rights and Remedies.  If any default of AM-PAC as set forth in
Article 14 shall continue for ten days after written notice of such default has been provided, T&P shall have the right to exercise any one or more of the following remedies:

     (a) To terminate the Lease and AM-PAC's rights under this Lease as to any or all items of property.

     (b) To declare the balance of all unpaid rent and all other charges of any kind required of AM-PAC under the Lease to be due and payable immediately, in which event T&P shall be entitled to the balance due, together with interest at the rate of ten percent (10%) per annum from the date of notification of default to the date of payment.


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
     (c) To repossess the property without legal process. AM-PAC agrees that, upon default, T&P or T&P's agent may enter upon any premises where the property is located and repossess and remove it. AM-PAC specifically waives any right of action AM- PAC might otherwise have arising out of the entry and repossession, and releases T&P of any claim for trespass or damage caused by reason of the entry, repossession, or removal. Any repossession of a particular item under this Lease with respect to which AM-PAC is in default shall not constitute a termination of this Lease as to any other items of equipment, unless T&P expressly so notifies AM-PAC in writing.

     15.02. AM-PAC's Obligation for T&P's Costs and Attorney's Fees. Upon default, AM-PAC shall reimburse T&P for all reasonable expenses of repossession and enforcement of T&P's rights and remedies, together with interest at the rate of ten percent (10%) per annum until the date of payment. Notwithstanding any other provisions of this Lease, if T&P places all or any part of T&P's claim against AM-PAC in the hands of any attorney for collection, AM-PAC shall pay T&P an attorney's fee, which AM-PAC acknowledges is reasonable, as follows: twenty percent (20%) of the amount owing and in default.

     15.03. Remedies Cumulative. The remedies of T&P set forth in this Article are cumulative to the extent permitted by law and may be exercised partially, concurrently, or separately. The exercise of one remedy shall not be deemed to preclude the exercise of any other remedy.

     15.04. Failure to Enforce Not Waiver. Any failure or delay on the part of T&P to exercise any remedy or right under this Lease shall not operate as a waiver. The failure of T&P to require performance of any of the terms, covenants, or provisions of this Lease by AM-PAC shall not constitute a waiver of any of the rights under the Lease. No forbearance by T&P to exercise any rights or privileges under this Lease shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. Acceptance by T&P of rent or other payments made by AM-PAC after default shall not be deemed a waiver of T&P's rights and remedies arising from AM-PAC's default. No covenant or condition of this Lease may be waived except by the written consent of T&P. Any such written waiver of any term of this Lease shall be effective only in the specific instance and for the specific purpose given.

                                   ARTICLE 16
                               SALE OR ENCUMBRANCE

     16.01. Sale or Disposal. AM-PAC shall not part with possession or control of, sell, or attempt to sell or mortgage any of the leased property or otherwise dispose of any interest under this Lease.

     16.02. Encumbrance. AM-PAC shall not pledge, encumber, create a security interest in, or permit any lien to become effective on any property leased by the Agreement. On the occurrence of any of these events, AM-PAC shall be deemed to be in default, at the option of T&P. AM-PAC must promptly notify T&P of any liens, charges, or other encumbrances of which AM-PAC has knowledge. AM-PAC must promptly pay or satisfy any obligation from which any lien or encumbrance arises, and shall otherwise keep the property and all right, title, and interest free and clear of all liens, charges, and encumbrances. AM-PAC shall deliver to T&P appropriate satisfactions, waivers, or evidence of payment of any lien or encumbrance.


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
                                   ARTICLE 17
                        RETURN OF PROPERTY ON EXPIRATION

     17.01. AM-PAC's Duty to Return. On the expiration or earlier termination of this Lease with respect to any item of leased property, AM-PAC must return the property to T&P in good repair, condition, and working order, less normal wear, tear and depreciation, unless AM-PAC has paid T&P in cash the Stipulated Loss Value of such item of property, pursuant to Section 12.03 above. All property required to be surrendered must be returned in the following manner, as may be specified by T&P:

     (a) By delivering the property at AM-PAC's cost and expense to such place as T&P shall specify within the city or county in which it was delivered to AM-PAC or to which it was moved with the written consent of T&P.

     (b) By loading the property at AM-PAC's cost and expense on board a carrier T&P designates and shipping the property, freight collect, to the destination designated by T&P.

     17.02. Right of T&P to Repossess. If upon the expiration or earlier termination of this Lease, AM-PAC fails or refuses to return the property to T&P, T&P shall have the right to take possession of the property and for that purpose to enter any premises where the property is located, without being liable to AM-PAC for such removal in any suit, action or other proceedings.

                                   ARTICLE 18
                                 PURCHASE OPTION

     At any time after one month from the date the lease term commences, but not later than the last day of the term of this Lease, as set forth in Article 2, if AM-PAC has made all payments required under this Lease, AM-PAC shall have the right, at its option, to purchase all, but not less than all, of the property hereby leased in exchange for 313,427 shares of common stock of AM-PAC. Upon the exercise of this option, T&P will execute and deliver to AM-PAC all documents necessary and proper to effect transfer of ownership of the property leased hereunder to AM-PAC, free and clear of all encumbrances, security interest, and liens. Upon payment by AM-PAC of the option price, this Lease shall terminate and no further rents shall become due under this Lease.

                                   ARTICLE 19
                                     NOTICES

     All  notices  required  to be  given  under  this  Lease  must be  given by certified or registered mail with postage pre-paid, or by facsimile transmission, to the party to be notified and shall be deemed given when mailed or transmitted to the address or facsimile number last provided in writing by the addressee.

                                   ARTICLE 20
                           AMENDMENT AND MODIFICATION

     Additional property may from time to time be added as the subject matter of this Lease, as agreed upon by the parties. Any additional property shall be added to the attached Schedule in an amendment describing the property and the applicable rental, lease term, security deposit and Stipulated Loss Value of additional property, if any. All amendments to the attached Schedule must be in writing and signed by both parties. Other than the foregoing, this Lease shall not be amended, modified, or altered in any manner except in writing signed by both parties.

                                   ARTICLE 21
                                ENTIRE AGREEMENT

     This Lease and the attached Schedule, which is incorporated by reference and made an integral part of this Lease, constitute the entire agreement between the parties. No agreements, representations, or warranties other than those specifically set forth in this Lease or in the annexed Schedule shall be binding on any of the parties unless set forth in writing and signed by both parties.

                                   ARTICLE 22
                                  GOVERNING LAW

     This Lease has been executed and delivered in the State of Florida and shall be interpreted under, and construed in accordance with, the law of Florida. It is agreed that Florida law shall control the validity of, and the obligations created by, this Lease.

                                   ARTICLE 23
                          EFFECT OF PARTIAL INVALIDITY

     If one or more of the provisions of this Lease, or the application of any provision to any party or circumstance, is held invalid, unenforceable, or illegal in any respect, the remainder of this Lease and the application of the provision to the other parties or circumstances shall remain valid and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have entered into this Lease Agreement on and effective as of the day and date herein first set forth.


                                   T&P INVESTMENTS, INC.


                                   By:
                                      ------------------------------------------
                                   Title:



                                   AM-PAC INTERNATIONAL, INC.


                                   By:
                                      ------------------------------------------
                                   Title:


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